SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


         This Agreement is entered into effective July 1, 2000 by and between Agrilink Foods, Inc. with offices at 90 Linden Oaks, Rochester, New York 14625 and Dennis M. Mullen residing at 15 Merry Creek Crossing, Pittsford, New York 14534.

                                    Preamble

The principal objective of this Agreement is to ensure the payment of a competitive level of retirement income in order to retain and motivate Dennis M. Mullen, the current President and Chief Executive Officer of Agrilink Foods, Inc. This Agreement is effective on July 1, 2000.

SECTION I.  DEFINITIONS
---------

1.1 "Actuarial Equivalent" means, unless otherwise specifically provided herein, the actuarial equivalent factors for converting the normal form of annuity to an optional form of annuity, as defined in the Agrilink Foods Master Salaried Retirement Plan, as from time to time amended.

1.2 "Affiliate" means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least 50% controlled by the Company or an affiliate of the Company.

1.3  "Agreement"  means  this  Supplemental   Executive  Retirement   Agreement,
     effective  July 1, 2000  between the  Participant  and the  Company.

1.4 "Committee" means the Executive Committee of the Board of Directors of the Company, which has been given authority by the Board of Directors to administer this Agreement.

1.5  "Company" means Agrilink Foods, Inc.

1.6  "Participant" means Dennis M. Mullen.

1.7 "Retirement" means the termination of a Participant's employment with the Company on one of the retirement dates specified in Section 2.1.

1.8  "Surviving  Spouse"  means  Catherine  Mullen.

1.9 The masculine gender, where appearing in the Agreement, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

SECTION II.  ELIGIBILITY FOR BENEFITS
----------

2.1 The Participant is eligible to retire under this Agreement and receive a benefit under Section 3.1 of this Agreement beginning on either: (a) his "Normal Retirement Date", which is January 1, 2009, the first day of the month following the month in which the Participant reaches age 55, or (b) his "Postponed Retirement Date," which is the first day of the month following the Participant's Normal Retirement Date in which the Participant terminates employment with the Company.



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2.2  Anything herein to the contrary notwithstanding, if when the Participant is receiving,  or may  be  entitled  to  receive,  a  benefit  hereunder,  the
     Participant   engages  in  Competition  with  the  Company  (without  prior authorization given by the Committee in writing), or is discharged by the Company for Cause, payments thereafter payable hereunder to the Participant or the Surviving Spouse will, at the discretion of the Committee, be forfeited and the Company will have no further obligation hereunder to the Participant or the Surviving Spouse. For purposes of this Section 2.2, the term "Cause" shall mean (a) the conviction of the Participant by a court of competent jurisdiction of a crime which constitutes a felony under any state or federal law, or (b) an act by the Participant which in the opinion of the Board of Directors of the Company constitutes a theft of the Company's property, or (c) the willful and continued failure or refusal of the Participant to perform his duties, or (d) gross negligence or willful
     misconduct  on  the  part  of  the  Participant   that  is  materially  and
     demonstrably detrimental to the Company (such finding having been initially made by the Board of Directors of the Company). For purposes of this
     Section 2.2, "Competition with the Company" shall occur if, before or after termination of employment, the Participant directly or indirectly comes to own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any other manner with, any business which, in the judgment of the Board of Directors of the Company, is in substantial competition with the Company (unless the Participant has first obtained the Board's prior written consent).

SECTION III.  AMOUNT AND FORM OF RETIREMENT BENEFIT
-----------

3.1 The monthly retirement benefit payable to the Participant at his Normal Retirement Date or Postponed Retirement Date under the Agreement will be equal to $41,666.67. The monthly benefit shall continue for the life of the Participant and shall be payable on the first day of each calendar month beginning with the Participant's Normal Retirement Date or Postponed Retirement Date, as applicable, through and including the month of the Participant's death, subject to the provisions of this Agreement.

3.2  The monthly  benefit of $41,666.67  shall  continue for one hundred  twenty
     (120) payments unless forfeited pursuant to Section 2.2 or accelerated in accordance with either Section 3.3 or Section 7.1 of the Agreement. If the Participant dies on or after his Normal Retirement Date before receiving at least 120 monthly benefit payments, the monthly annuity otherwise payable to the Participant will be paid to the Surviving Spouse for the remainder of such one hundred twenty (120) payments and thereafter the Surviving Spouse shall receive the benefit set forth in Section 5.1; provided, however, that if the Surviving Spouse shall also die before the number of payments received by the Participant and Surviving Spouse equals at least 120 monthly payments, then the remainder of the 120 payments shall be made to the surviving children of the Participant, with such payments to be divided equally among such surviving children, per capita. The payments to the Surviving Spouse and/or the Participant's children hereunder shall be subject to proration in accordance with Section 4.2 if the Participant's employment with the Company terminated involuntarily on account of death or disability before the

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     Participant's  Normal  Retirement  Date and such payments shall commence in accordance with Section 4.3.

3.3 At any time after the Participant's Normal Retirement Date or Postponed Retirement Date, the Committee may, in its sole discretion, elect to convert the monthly benefit into a single sum benefit which shall be paid to the Participant (or the Participant's beneficiary(ies) if he is not then living) on the next payment date determined under Section 3.1. For purposes of converting such monthly benefit into a single sum benefit, the single sum benefit shall equal the Actuarial Equivalent of the Participant's monthly benefit (with the form of benefit including a 50% survivor annuity with 10 years certain) on the basis of the mortality tables used in the Agrilink Foods Master Salaried Retirement Plan for converting the normal form of annuity to an optional form of annuity, and on the basis of an interest rate equal to the average borrowing rate of the Company then in effect, on its revolving credit facility and long term debt facilities (including any subordinated debt or like facilities), at the time the conversion is determined.

SECTION IV.  PAYMENT OF RETIREMENT BENEFITS
----------

4.1 No benefits are payable under this Agreement if the Participant is discharged for Cause (as defined in Section 2.2) or engages in Competition with the Company (as defined in Section 2.2) or if the Participant voluntarily terminates his employment with the Company prior to the Participant's Normal Retirement Date.

4.2 In the event of the Participant's involuntary termination of employment (other than for Cause) prior to the Participant's Normal Retirement Date, the benefit payable to the Participant shall be pro-rated by multiplying the benefit set forth in Section 3.1 by the ratio of the number of full months of service with the Company that the Participant attained from the July 1, 2000 effective date of this Agreement through his date of termination of employment over 102.

4.3 In the event of involuntary termination pursuant to Section 4.2, any benefits otherwise payable under this Agreement shall commence on January 1, 2009.

SECTION V.  DEATH BENEFITS PAYABLE
---------

5.1 Subject to the provisions of Section 3.2, if the Participant dies after his Normal Retirement Date, the Surviving Spouse will receive a benefit equal to $20,833.34 payable in accordance with Section 5.3. Such benefit shall commence after the guaranteed payments under Section 3.2 are completed if the Surviving Spouse is then living.

5.2 Subject to the provisions of Section 3.2 and Section 4.2, if the Participant dies before attaining his Normal Retirement Date, the Surviving Spouse will receive a benefit equal to $20,833.34 (prorated pursuant to Section 4.2) payable in accordance with Section 5.3. Such benefit shall commence after the guaranteed payments under Section 3.2 are completed if the Surviving Spouse is then living.


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5.3  The Surviving  Spouse's benefit will be payable monthly on the first day of each month during the life of the Surviving Spouse, commencing on the first day of the month following the month in which the Participant dies; provided, however, that in the event of the Participant's death before attaining his Normal Retirement Date, the Surviving Spouse's benefit will commence on January 1, 2009.

5.4 Subject to the provisions of Section 3.2, upon the death of the Surviving Spouse, no further payments will be made under this Agreement.

5.5 If the Participant is not survived by the Surviving Spouse, then the provisions of Section 3.2 shall apply.

SECTION VI.  DISABILITY BENEFITS PAYABLE
----------

6.1 In the event the Committee determines that the Participant has become permanently and totally disabled (other than at a time when facts and circumstances exist under which the Company could terminate the Participant's employment for Cause), the Participant shall be entitled to the benefits under Section 3.1 (prorated pursuant to Section 4.2) commencing at the Participant's Normal Retirement Date.

6.2 In the event of the death of the Participant after a disability is determined, death benefits will be paid in accordance with Sections 3.2,
     5.1 and/or 5.2 as applicable.

6.3 The Committee may require, no more frequently than once in any calendar year, that a disabled Participant submits medical evidence of disability satisfactory to the Committee. The Committee will have sole discretion to discontinue eligibility for a disability benefit based on a consideration of such evidence or lack thereof.

SECTION VII.  CHANGE OF CONTROL
-----------

7.1 (a) In the event of a Change of Control of the Company, as defined below, the benefits under Section 3 shall become fully vested and shall be paid immediately to the Participant in the form of a single sum as determined in
     Section 3.3.

     (b) In the event it shall be determined that any payment or distribution by the Company (a "Payment") to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments (as defined below) required under this Section 7.1) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (including any successor to such statute of like import), or any interest or penalties are incurred by the Participant with respect to such excise tax ( such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make an additional payment (a "Gross-up Payment") to the Participant in an amount such that

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     after payment by the Participant of the Excise Tax and all taxes (including additional Excise Tax, income taxes, and any interest and penalties imposed with respect to income taxes, all as imposed on the Gross-up Payment), the Participant retains an amount equal to the Gross Up Payment.

     (c) For purposes of this Section 7.1, the proper amounts, if any, of the Excise Tax and the Gross-up Payment shall be determined in the first instance by the Company. Within 45 days of being provided with written notice of any such determination, the Participant may provide written notice to the Chairman of the Committee of any disagreement, in which event the amounts, if any, of the Excise Tax and Gross-up Payment shall be determined by independent tax counsel selected by the Company's independent auditors. The determination of the Company (or, in the event of disagreement, the tax counsel selected) shall be final; provided, however,
     (i) that the Company shall provide the Participant with such further Gross-up Payment as may be necessary to hold him harmless from the Excise Tax if the Participant notifies the Chairman of the Committee of any proposed audit adjustment by the Internal Revenue Service to the amount of the Excise Tax, and fully cooperates with the Company in contesting the proposed adjustment, but is ultimately required to pay an additional Excise Tax amount; and (ii) that in no event shall the Excise Tax for which the Company is required to make a Gross-up Payment include any interest or penalties resulting from the failure of the Participant to report and pay by the time prescribed by law an amount of Excise Tax at least equal to that determined by the Company (or, if relevant, tax counsel) as the basis for prior Gross-up Payment(s) made to the Participant.

7.2 For purposes of this Section 7, a Change of Control shall be deemed to have occurred if (i) anyone other than Pro-Fac Cooperative, Inc. or any of its affiliates, including a "group" (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "1934 Act") becomes the "beneficial owner" (within the meaning of Section 13(d)(3) under the 1934
     Act) of a majority of the common stock of the Company; or (ii) the Company is a party to a merger, consolidation, or other business combination in which it is not the surviving corporation, or sells or transfers all or a major portion of its assets to any other person (any of the foregoing constituting a "Business Combination"); or (iii) as a result of, or in connection with, any cash tender or exchange offer, purchase of stock, Business Combination, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any Successor Corporation. "Successor Corporation" means the surviving, resulting or transferee corporation in a Business Combination, or if such corporation is a direct or indirect subsidiary of another corporation, the parent corporation of such surviving, resulting or transferee corporation.

SECTION VIII.  MISCELLANEOUS
------------

8.1 The Committee may, in its sole discretion, terminate, suspend or amend this Agreement at any time or from time to time, in whole or in part; provided, however, that no

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     termination,  suspension,  or amendment of the Agreement will,  without the written consent of the Participant or the Surviving Spouse (if the Participant is not then living), reduce the Participant's right or the right of the Surviving Spouse to receive or continue receiving a benefit in accordance with this Agreement. The provisions of this Section 8.1 shall be subordinate to the provisions of Section 2.2 concerning the forfeiture of benefits.

8.2 Nothing contained herein will confer upon the Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of this Agreement.

8.3 The benefits under this Agreement are unfunded, and the Company will make benefit payments solely on a current disbursement basis. Notwithstanding anything herein to the contrary, the Participant, Surviving Spouse, and any beneficiaries of the Participant shall have the status of general creditors of the Company.

8.4 To the maximum extent permitted by law, no benefit under this Agreement shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

8.5 The Committee may adopt rules and regulations to assist it in the administration of the Agreement.

8.6 The Participant shall receive a copy of this Agreement and the Committee will make available for inspection by any Participant a copy of the rules and regulations used by the Committee in administering the Agreement.

8.7 This Agreement is established under and will be construed according to the laws of the State of New York, without regard for principles of conflicts of law.

8.8 The Company shall pay, upon request and documentation thereof, all reasonable legal fees and expenses which the Participant may incur as a result of the Company or any of its subsidiaries contesting the validity or enforceability of any provision of this Agreement or any claim by the Participant under this Agreement; provided, however, that the Company shall be entitled to be reimbursed by the Participant for such amount previously paid to such Participant if it is finally judicially determined that such Participant's claims under this Agreement are frivolous.

8.9 In the event of any dispute after the occurrence of Change of Control (as defined in Section 7.2) between the Company and any Participant with respect to the Participant's rights to any payment under this Agreement, the Company shall pay all disputed amounts to the Participant and, if it is finally judicially determined that the Participant was not entitled to all or a portion of such disputed amounts, the Participant shall repay to the Company the amount to which the Participant was not entitled, together with interest thereon at the interest rate determined in accordance with Section 3.3.


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                  IN WITNESS WHEREOF, the parties have caused this instrument to be executed this 23rd day of August, 2000.



                                                AGRILINK FOODS, INC.

                                         By:  /s/   Bruce Fox
                                              -------------------------
                                                    Bruce Fox